EXHIBIT 4.1

CONSULTANT WARRANT

No. W -____________

Certificate for ______________ Warrants

NOT EXERCISABLE AFTER 5:00 P.M.,

EASTERN STANDARD TIME, ON FEBRUARY 12, 2026

ELYS GAME TECHNOLOGY, CORP.

(the “Corporation")

COMMON STOCK PURCHASE WARRANT CERTIFICATE

NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE CORPORATION. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

COMMON STOCK PURCHASE WARRANT

THIS CERTIFIES that, for good and valuable consideration received, ___________________________________ or a registered assignee (the “Holder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from ELYS GAME TECHNOLOGY, CORP., a Delaware corporation (the “Corporation”), up to a maximum of ______________________ (__________) fully paid and nonassessable shares of common stock, par value $0.0001, of the Corporation (“Common Stock”) at a purchase price per share (the “Exercise Price”) of ________________________ ($_____) (the “Warrant”). The Warrant shall vest as follows: 1,000 shares of Common Stock underlying the Warrant (“Warrant Shares”) shall vest for every 10,000 shares of Reduction in Imbalances/Shorts as defined in the _____________ Service Agreement dated ________________________, 2023 by and between the Corporation and the Holder (“Service Agreement”). The vesting of Warrant Shares under this Warrant shall continue only through the expiration or termination date of the Service Agreement.

1.       Term of Warrant

Subject to the terms and conditions set forth herein, this Warrant shall be exercisable with respect to the vested Warrant Shares, in whole or in part, at any time commencing on the date hereof prior to 5:00 p.m., Eastern Standard Time, on _______________, 2026 (the “Expiration Time”).

2.       Exercise of Warrant

(a)	Cash Exercise. The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, at any time and from time to time at or prior to the Expiration Time by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the office of the Corporation, Elys Game Technology, Corp., Attention: CEO, Suite 701, 130 Adelaide St. W., Toronto, Ontario M5H 2K4; email: ________________________@elysgame.com (or such other office or agency of the Corporation as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Corporation), and upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Corporation); whereupon the Holder shall be entitled to receive from the Corporation a stock certificate in proper form representing the number of shares of Common Stock so purchased.

(b)	Cashless Exercise. Other than as provided for in Section 3, if at any time after the six month anniversary of the Initial Exercise Date, there is no effective Registration Statement covering the resale of the Warrant Shares by the Holder (or the prospectus does not meet the requirements of Section 10 of the Securities Act), then this Warrant may also be exercised at the Holder’s election, in whole or in part and in lieu of making the cash payment otherwise contemplated to be made to the Corporation upon such exercise, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the number obtained by dividing [(A - B) times (C)] by (A), where:

(A) = the greater of (i) the arithmetic average of the VWAPs for the five consecutive Trading Days ending on the date immediately preceding the date on which the Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise (or Mandatory Exercise Notice) or (ii) the VWAP for the Trading Day immediately prior to the date on which the Holder makes such “cashless exercise” election (or the date prior to the Corporation issuing a Mandatory Exercise Notice);

(B) = the Exercise Price of this Warrant, as adjusted hereunder, at the time of such exercise; and

(C) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise;

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)) (or a similar organization or agency succeeding to its functions of reporting prices), (b) if no volume weighted average price of the Common Stock is reported for the Trading Market, the most recent reported bid price per share of the Common Stock, or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Corporation, the fees and expenses of which shall be paid by the Corporation.

If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the characteristics of the Warrants being exercised, and the holding period of the Warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Corporation agrees not to take any position contrary to this Section 2(b).

Notwithstanding anything herein to the contrary, if on the Termination Date (unless the Holder notifies the Corporation otherwise) if there is no effective Registration Statement covering the resale of the Warrant Shares by the Holder, then this Warrant shall be automatically exercised via cashless exercise pursuant to this Section 2(b). Except as specifically set forth in the preceding portions of this Section 2(b), under no circumstances will the Corporation be required to settle this Warrant on a cashless basis upon its exercise.

3.       Issuance of Shares; No Fractional Shares or Scrip

Certificates for shares purchased hereunder shall be delivered to the Holder by the Corporation’s transfer agent at the Corporation’s expense within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. Each certificate so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or, subject to applicable laws, such other name as shall be requested by the Holder. If, upon exercise of this Warrant, fewer than all of the shares of Common Stock evidenced by this Warrant are purchased prior to the Expiration Time, one or more new Warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Common Stock not purchased upon exercise of this Warrant. The Corporation hereby represents and warrants that all shares of Common Stock which may be issued upon the exercise of this Warrant will, upon such exercise, be duly and validly authorized and issued, fully paid, and nonassessable and free from all taxes, liens, and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder). The Corporation agrees that the shares so issued shall be and will be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered for exercise in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current price at which each share may be purchased hereunder shall be paid in cash to the Holder of this Warrant.

4.       Charges, Taxes, and Expenses

Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Corporation, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by an Assignment Form to be provided by the Corporation duly executed by the Holder.

5.       No Rights as a Stockholder

This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Corporation prior to the exercise of this Warrant.

6.       Exchange and Registry of Warrant

This Warrant is exchangeable, upon the surrender hereof by the Holder at the above-mentioned office or agency of the Corporation, for a new Warrant of like tenor and dated as of such exchange. The Corporation shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered Holder of this Warrant. This Warrant may be surrendered for exchange, transfer, or exercise, in accordance with its terms, at such office or agency of the Corporation, and the Corporation shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

7.       Loss, Theft, Destruction, or Mutilation of Warrant

Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction, or mutilation of this Warrant and in case of loss, theft, or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Corporation of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

8.       Saturdays, Sundays and Holidays

If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

9.       Merger, Sale of Assets and Similar Transactions

If at any time the Corporation proposes to merge or consolidate with or into any other corporation, effect any reorganization, or sell or convey all or substantially all of its assets to any other entity, then, as a condition of such reorganization, consolidation, merger, sale or conveyance, the Corporation or its successor, as the case may be, shall enter into a supplemental agreement to make lawful and adequate provision whereby the Holder shall have the right to receive, upon exercise of this Warrant, the kind and amount of equity securities which would have been received upon such reorganization, consolidation, merger, sale or conveyance by a Holder of a number of shares of Common Stock equal to the number of shares issuable upon exercise of this Warrant immediately prior to such reorganization, consolidation, merger, sale, or conveyance. The Corporation shall give the Holder of this Warrant ten business days’ prior written notice of the proposed effective date of any such merger, consolidation, reorganization, sale or conveyance, and the Corporation shall also give the Holder of this Warrant ten business days’ prior written notice of the commencement of the Corporation’s voluntary or involuntary dissolution, liquidation or winding up. If the property to be received upon such merger, consolidation, reorganization, sale or conveyance is not equity securities, and if this Warrant has not been exercised by or on the effective date of such transaction, it shall terminate.

10.       Certain Adjustments, Subdivision, Combination, Reclassification, Conversion and Similar Events

(a)	Stock Dividends and Splits. If the Corporation, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon exercise of this Warrant or pursuant to any of the other Transaction Documents), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Corporation, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)	Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 10, the Corporation shall promptly email to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment. The Holder may supply an email address to the Corporation and change such address. Notwithstanding anything to the contrary contained in this Section 3, in no event shall the adjustment of the Exercise Price result in an exercise price of less than $0.35 per share.

(c)	Exchange Cap. Notwithstanding anything to the contrary contained in this Warrant, the Holder shall not have the right to effect a exercise of this Warrant, to the extent (but only to the extent) that after giving effect to such exercise the sum of the number of shares of Common Stock that may be issued upon exercise of this Warrant issued to Holder, the exercise of all other Warrants and conversion of all other Debentures issued by the Corporation and the 3,018,462 shares of Common Stock issued to the shareholders of Engage IT Services, S.r.l. (the “Engage Shares”) would exceed 19.99% of the Corporation’s outstanding shares of Common Stock immediately prior to the issuance of the Engage Shares (the “Exchange Cap”) on January 29, 2023 (the “Measurement Date”), unless shareholder approval (as defined below) is obtained by the Corporation to issue more than the Exchange Cap; provided, however, that if Nasdaq shall determine that the issuance of the Engage Shares would not be aggregated with the issuance of shares of common stock upon conversion of the Debentures and exercise of the Warrants then the Measurement Date shall be January 30, 2023 and the determination as to whether the Exchange Cap has been exceeded shall be based solely upon the number of shares of common stock to be issued upon conversion of the Debentures and exercise of the Warrants and shall not include the Engage Shares. The Exchange Cap shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split (including forward and reverse), or other similar transaction.

“Shareholder Approval” shall mean approval of the holders of a majority of the Corporation’s outstanding voting Common Stock, to effectuate the issuance of all of the shares of Common Stock issuable upon conversion of the Debentures and Warrants dated January 29, 2023 in excess of 19.99% of the issued and outstanding Common Stock on the Measurement Date such that the issuances are in compliance with Nasdaq rules Nasdaq Listing Rule 5635(b) and 5635 (d).

11.       Transferability; Compliance with Securities Laws

(a)	This Warrant may not be transferred or assigned in whole or in part without compliance with all applicable United States, state, and foreign securities laws by the transferor and transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Corporation, if requested by the Corporation). Subject to such restrictions, prior to the Expiration Time, this Warrant and all rights hereunder are transferable by the Holder hereof, in whole or in part, at the office or agency of the Corporation referred to in Section 2 above. Any such transfer shall be made in person or by the Holder’s duly authorized attorney, upon surrender of this Warrant together with the Assignment Form attached hereto properly endorsed.

(b)	The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Common Stock issuable upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell, or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state or foreign securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Corporation, confirm in writing, in a form satisfactory to the Corporation, that the shares of Common Stock so purchased are being acquired solely for Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

(c)	The Common Stock has not been registered under the Securities Act, and this Warrant may not be exercised except by (1) the original purchaser of this Warrant from the Corporation or (2) an “accredited investor” as defined in Rule 501(a) under the Securities Act. Each certificate representing shares of Common Stock issued on exercise of this Warrant or other securities issued in respect of such Common Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any other legend required under applicable securities laws):

THE SHARES OF COMMON STOCK EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION OR UNLESS THE CORPORATION SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SHARES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

12.       Representations and Warranties

The Corporation hereby represents and warrants to the Holder that:

a)	During the period that this Warrant is outstanding, the Corporation will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of this Warrant;

b)	The issuance of this Warrant shall constitute full authority to the Corporation’s officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Common Stock issuable upon exercise of this Warrant;

c)	The Corporation has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Common Stock hereunder, and to carry out and perform its obligations under the terms of this Warrant;

d)	All corporate action on the part of the Corporation, its directors and stockholders necessary for the authorization, execution, delivery, and performance of this Warrant by the Corporation, the authorization, sale, issuance, and delivery of the Common Stock, the grant of registration rights as provided herein, and the performance of the Corporation’s obligations hereunder has been taken;

e)	The shares of Common Stock, when issued in compliance with the provisions of this Warrant and the Corporation’s Certificate of Incorporation (as they may be amended from time to time), will be validly issued, fully paid, and nonassessable, and free of all taxes, liens, or encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States and state securities laws; and

f)	The issuance of the shares of Common Stock upon exercise of this Warrant will not be subject to any preemptive rights, rights of first refusal, or similar rights.

13.       Governing Law

This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware applicable therein without reference to any conflicts of law provisions and shall be treated in all respects as a Delaware contract.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed by its duly authorized officer.

Dated: ________________, 2023 ELYS GAME TECHNOLOGY, CORP.

By:       ________________________________

Michele Ciavarella

Executive Chairman

NOTICE OF EXERCISE

To: ELYS GAME TECHNOLOGY, CORP.

(1)	The undersigned hereby elects to purchase shares of common stock of ELYS GAME TECHNOLOGY, CORP. pursuant to the terms of the attached Warrant (the “Warrant”) and (check the applicable box):

___ Tenders herewith payment of the purchase price in full, together with all applicable transfer taxes, if any, or

___ Elects to exercise the Warrant on a “cashless” basis under the limited circumstances described in Section 2(b) of the Warrant.

(2)	In exercising the Warrant, the undersigned hereby confirms and acknowledges that the shares of common stock to be issued upon exercise hereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment and that the undersigned will not offer, sell or otherwise dispose of any such shares of common stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state or foreign securities laws.

(3)	Please issue a certificate or certificates representing said shares of common stock in the name of the undersigned or in such other name as is specified below:

(Name):_________________________

(Address)________________________

________________________________

(Tax I.D. No.)_____________________

(4)	The undersigned represents that (a) he, she, or it is the original purchaser from the Corporation of the Warrant or is an “accredited investor” within the meaning of Rule 501(a) under the Securities Act of 1933, as amended, and (b) the aforesaid shares of common stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

Date:________________________________

____________________________________

(Signature)